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                                                                  EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

The Board of Directors
Diebold, Incorporated

We consent to incorporation by reference in the Registration Statements (Nos. 2-44467, 2-92107, 33-32960, 33-39988, 33-55452, 33-54677 and 33-54675) on Form
S-8 of Diebold, Incorporated of our report dated January 16, 1997, except for the first paragraph of Note 8, which is as of January 30, 1997, relating to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Diebold, Incorporated.

/s/KPMG PEAT MARWICK LLP

KPMG PEAT MARWICK LLP

Cleveland, Ohio
March 7, 1997

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